Exhibit 4.2

CURBLINE PROPERTIES CORP.

BYLAWS

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may from time to time designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. The Board of Directors may determine that a meeting will not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2. ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. Each of the chairman of the Board of Directors, chief executive officer, president and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the Board of Directors, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”).

(b) Stockholder-Requested Special Meetings. (1) Any stockholders of record seeking to have stockholders request a special meeting may, by written notice to the secretary of the Corporation, request (such a request, a “Record Date Request Notice”) that the Board of Directors fix a record date to determine the stockholders of record who are entitled to deliver a written request to call a special meeting (such record date, the “Request Record Date”). A valid Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, and shall include all of the information that must be included in a written request to call a special meeting, as set forth in Section 3(b)(2). The Board of Directors may fix the Request Record Date within 10 days of the secretary’s receipt of a valid Record Date Request Notice. The Request Record Date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. If a Request Record Date is not fixed by the Board of Directors within the period set forth above, the Request Record Date shall be the close of business on the date that is the tenth day after the first valid Record Date Request Notice is received by the secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.

(2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) must be delivered in the form required by this Section 3(b) to the secretary of the Corporation by stockholders of record as of the Request Record Date entitled to cast not less than the Special Meeting Percentage who must continue to own not less than the Special Meeting Percentage at all times between the Request Record Date through the date of such stockholder requested special meeting. The Special Meeting Request shall (A) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (B) bear the date of signature of each such stockholder signing the Special Meeting Request, (C) contain such information and representations, to the extent applicable, required by Section 11 of this Article II as though such stockholder was intending to make a nomination or propose other business brought before an annual meeting of stockholders, (D) contain an agreement by the requesting stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of shares of stock of the Corporation owned by the requesting stockholders and an acknowledgement that any such disposition prior to the date of the stockholder requested special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Special Meeting Percentage has been satisfied, (E) provide documentary evidence to the secretary of the Corporation that the requesting stockholders own in the aggregate not less than the Special Meeting Percentage as of the date of the Special Meeting Request; provided, however, that if the stockholders making the Special Meeting Request are not the beneficial owners of the shares representing at least the Special Meeting Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the request, such documentary evidence must be delivered to the secretary of the Corporation by certified mail return, receipt requested, within 10 Business Days after the date of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own at least the Special Meeting Percentage as of the date on which the Special Meeting Request is delivered to the secretary of the Corporation, and (F) be sent to the secretary by registered mail, return receipt requested. Any requesting stockholder may revoke such stockholder’s request for a special meeting at any time by written revocation delivered to the secretary. If, following such revocation (or deemed revocation pursuant to clause (D) of this Section 3(b)(1)), there are unrevoked requests from requesting stockholders holding in the aggregate less than the Special Meeting Percentage, the Board of Directors, in its discretion, may cancel the stockholder requested special meeting (a “Stockholder-Requested Meeting”). If none of the stockholders who submitted such Special Meeting Request appears or sends a qualified representative to present the business proposed to be conducted at such Stockholder-Requested Meeting, the Corporation need not present such business for a vote at such Stockholder-Requested Meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(3) If any information submitted pursuant to this Section 3(b) by a stockholder shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 3(b). Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3(b), and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to seek to have stockholders request a special meeting) submitted by the stockholder pursuant to this Section 3(b) as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested shall be deemed not to have been provided in accordance with this Section 3(b).

(4) The secretary shall not be required to call any Stockholder-Requested Meeting pursuant to this Section 3(b): if (A) the Special Meeting Request does not comply with this Section 3(b); (B) the matters proposed to be acted on are not proper subjects for stockholder action under applicable law; (C) an identical or substantially similar item of business, as determined by the Board of Directors in its reasonable determination, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”) is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special stockholders meeting to be held within 120 days after the Special Meeting Request is received by the secretary of the Corporation; or (D) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. In addition, the secretary of the Corporation shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials), and the secretary shall not be required to call a Stockholder-Requested Meeting and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives on behalf of the Corporation payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(5) In the case of any Stockholder-Requested Meeting, following delivery of a Special Meeting Request, the Board of Directors shall by the later of (A) 10 Business Days after delivery of a Special Meeting Request and (B) five Business Days after delivery of any additional information requested by the Corporation pursuant to this Section 3(b) to determine the validity of the Special Meeting Request (the “Determination Date”), if appropriate, adopt a resolution fixing the record date for such Stockholder-Requested Meeting (the “Meeting Record Date”). In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date by the Determination Date, then the close of business on the 30th day after the Determination Date shall be the Meeting Record Date. Such Stockholder-Requested Meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the Meeting Record Date; and provided further that if the Board of Directors fails to designate by the Determination Date, a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day, on the first preceding Business Day. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each stockholder making the Special Meeting Request is required to update the notice delivered pursuant to Section 3(b)(2) not later than 10 Business Days after such Meeting Record Date to provide any material changes in the foregoing information as of such Meeting Record Date.

(6) Business transacted at any Stockholder-Requested Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder-Requested Meeting. No business shall be conducted at a Stockholder-Requested Meeting except in accordance with this Section 3(b)(6) or as required by applicable law.

(7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE. Not less than 10 nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(4) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than 10 days prior to such date and otherwise in the manner set forth in this Section 4.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by the chairman of the meeting, who shall be one of the following individuals present at the meeting in the following order: the chief executive officer, the chairman of the Board of Directors, if there is one, the lead independent director, if there is one, the president, the vice presidents in their order of rank and, within each rank, in their order of seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the case of a vacancy in the office or absence of the secretary, an assistant secretary or an individual appointed by the Board of Directors or the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chairman or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (g) concluding a meeting or postponing, recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting (or in the case of a postponement a public announcement of the postponement); (h) complying with any state and local laws and regulations concerning safety and security; and (i) restricting the use of audio or video recording devices at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum (and, for the avoidance of doubt, abstentions and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum); but this Section 6 shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. The chairman of the meeting may postpone, adjourn or recess the meeting from time to time and for any reason, to a date not more than 120 days after the original record date without notice other than announcement at the meeting, whether or not there is a quorum. At any such postponed, adjourned or recessed meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. Notwithstanding the immediately preceding sentence, a nominee for director shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present for which (a) the secretary of the Corporation receives notice that a stockholder has nominated an individual for election as a director in compliance with (i) the requirements of advance notice of stockholder nominees for director set forth in these Bylaws or (ii) the requirements for a Special Meeting Request that includes nominees for election as a director set forth in Article II, Section 3 of these Bylaws and (b) such nomination has not been withdrawn by such stockholder on or before 5:00 p.m., Eastern Time, on the tenth day before the date of filing of the definitive proxy statement of the Corporation with the Securities and Exchange Commission, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. For purposes of this Section 7, if plurality voting is applicable to the election of directors at any meeting, the nominees who receive the highest number of votes cast “for,” without regard to votes cast “against” or for which authority was withheld, shall be elected as directors up to the total number of directors to be elected at that meeting. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Charter or by these Bylaws. Unless otherwise provided by statute or by the Charter, each outstanding share of stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy that is (a) executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Corporation. Such proxy or evidence of authorization of such proxy shall be filed with the record of the proceedings of the meeting. No proxy shall be valid more than 11 months after its date unless otherwise provided in the proxy.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. Upon receipt by the secretary of the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor or alternate to the inspector. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and proposals of other business to be considered at an annual meeting of stockholders by the stockholders may only be made (i) pursuant to the Corporation’s notice of meeting given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with either this Section 11(a) and the other applicable provisions of this Section 11 or with Section 12 of this Article II with respect to qualifying nominations of a Stockholder Nominee pursuant to a Notice of Proxy Access Nomination (each as defined below). The first sentence of this paragraph (a)(1), subject to compliance with the remainder of this Section 11(a) shall be the exclusive means for a stockholder to make nominations or other business proposals (other than nominations properly brought under Section 12 of this Article II or matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information and representations required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. For the purpose of this Section 11, the date of the 2024 annual meeting of stockholders shall be deemed to have been May 8, 2024, and the date the definitive proxy statement was first sent to stockholders in connection therewith shall be deemed to have been April 2, 2024. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the annual meeting and as of the date that is 10 Business Days prior to the annual meeting and any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five Business Days after the record date for the annual meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the annual meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the annual meeting or any adjournment or postponement thereof. If a stockholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any such annual meeting and intends to authorize a qualified representative to act for such stockholder as a proxy to present the nomination or proposal at such annual meeting, the stockholder shall give notice of such authorization in writing to the secretary of the Corporation not less than three Business Days before the date of the annual meeting, including the name and contact information for such person. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The minimum timeliness requirements of this paragraph (a)(2) of this Section 11 shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 by a nominating stockholder and not otherwise specified herein.

(3) Such stockholder’s notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A or Regulation 14C (or any successor provisions) under the Exchange Act and the rules and regulations thereunder (including the Proposed Nominee’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card as a nominee and to serving as a director for a full term if elected);

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a concise summary description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, (B) the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of such stockholders or Stockholder Associated Persons or (y) between or among any such stockholder or any Stockholder Associated Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a stockholder or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) (I) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are, directly or indirectly, owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, (II) the date on which each such Company Security was acquired and the investment intent of such acquisition, (III) any option, warrant, convertible security, stock appreciation right, instrument, or derivative or synthetic arrangement having the characteristics of a long position in any Company Securities, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any Company Securities, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any Company Security, whether or not such instrument, contract or right shall be subject to settlement in the underlying Company Security, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any Company Securities (any of the foregoing, a “Derivative Instrument”), directly or indirectly, owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person, (IV) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder, Proposed Nominee or Stockholder Associated Person has a right to vote any Company Security, (V) any rights to dividends on the Company Securities owned beneficially by such stockholder, Proposed Nominee or Stockholder Associated Person that are separated from the underlying Company Securities, (VI) any performance-related fees (other than an asset-based fee) to which such stockholder, Proposed Nominee or Stockholder Associated Person is entitled based on any increase or decrease in the value of Company Securities or Derivative Instruments, and (VII) any significant equity interests or any Derivative Instruments or short interests in any competitor (meaning any entity that provides products or services that compete with or are alternatives to the principal products or services provided by the Corporation or its affiliates), held by such stockholder, Proposed Nominee or Stockholder Associated Person (provided that solely for purposes of this clause (VII), references to the words “the Corporation” within the definitions of “Derivative Instrument” shall be replaced with the words “such competitor”),

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the previous six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, (or their respective assets) other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person that is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee (in connection with such nomination or related election contest) or other business proposal;

(vi) to the extent known by the stockholder giving the notice, the name and address of any other person providing financial support or meaningful assistance in furtherance of the election or reelection of the nominee as a director or the proposal of other business;

(vii) if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and

(viii) all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a:

(i) written representation executed by the Proposed Nominee:

(A) that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (II) consents to be named in a proxy statement as a nominee, (III) consents to serve as a director of the Corporation if elected, (IV) will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (V) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves;

(B) attaching copies of any and all requisite permissions or consents; and

(C) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded); and

(ii) unless such Proposed Nominee is submitted as a Stockholder Nominee by an Eligible Stockholder pursuant to a Proxy Access Nomination pursuant to Section 12 of this Article II, a written representation executed by the stockholder that such stockholder will:

(A) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee;

(B) notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting;

(C) furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 11 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice; and

(D) appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledge that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business need not be counted or considered.

(5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased from the number of directors serving on the date stockholders are first permitted to submit nominations or other business for consideration at an annual meeting pursuant to Section 11(a)(2), and there is no public announcement of such action at least 130 days prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting, a stockholder’s notice required by clause (iii) of paragraph (a)(1) of this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person who is a member, with such stockholder, of any “group,” as that term is used for purposes of Section 13(d)(3) of the Exchange Act or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in the solicitation, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. No stockholder may make a proposal of other business to be considered at a special meeting or, except as contemplated by and in accordance with the next two sentences of this Section 11(b), nominate an individual for election to the Board of Directors at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (1) by or at the direction of the Board of Directors or (2) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information and representations required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the special meeting and as of the date that is 10 Business Days prior to the special meeting and any adjournment or postponement thereof, and such update and supplement shall be delivered to the secretary of the Corporation at the principal executive offices of the Corporation not later than five Business Days after the record date for the special meeting in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the special meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the special meeting or any adjournment or postponement thereof. If a stockholder has given timely notice as required herein to make a nomination before any such special meeting and intends to authorize a qualified representative to act for such stockholder as a proxy to present the nomination at such special meeting, the stockholder shall give notice of such authorization in writing to the secretary not less than three Business Days before the date of the special meeting, including the name and contact information for such person. The postponement or adjournment of a special meeting (or public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General. (1) If any information or representation submitted pursuant to this Section 11 or Section 12 of Article II by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information or representation from a Proposed Nominee, shall be inaccurate in any material respect, such information or representation shall be deemed not to have been provided in accordance with this Section 11 or Section 12 of Article II. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information or representation. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 or Section 12 of this Article II, (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the stockholder pursuant to this Section 11 or Section 12 of this Article II as of an earlier date and (iii) an updated representation by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or representation within such period, the information as to which such written verification, update or representation was requested shall be deemed not to have been provided in accordance with this Section 11 or Section 12 of this Article II.

(2) Only such individuals who are nominated in accordance with this Section 11 or Section 12 of this Article II shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 or Section 12 of Article II (including the timely provision of all information and representations with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11 or Section 12 of Article II). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 11 or Section 12 of Article II becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11 or Section 12 of Article II and, if any proposed nomination or other business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(3) Notwithstanding the foregoing provisions of this Section 11, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees or Proposed Nominees submitted as Stockholder Nominees by an Eligible Stockholder pursuant to a Notice of Proxy Access Nomination pursuant to Section 12 of this Article II, if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (ii) timely provide sufficient evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4) In addition to the other requirements set forth in these Bylaws, a stockholder who has delivered a notice of nomination pursuant to this Section 11, whether in connection with an annual meeting or special meeting at which directors are to be elected, and has represented that it intend to solicit proxies pursuant to Rule 14a-19 promulgated under the Exchange Act shall, not later than eight Business Days prior to date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of compliance with Rule 14a-19. Unless otherwise required by law, if any stockholder fails to comply with any applicable requirements of Rule 14a-19 promulgated under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such nominees.

(5) For purposes of these Bylaws: “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act; and “qualified representative” with respect to a stockholder shall mean a duly authorized officer, manager or partner of such stockholder or a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of such writing) delivered to the secretary at the principal executive offices of the Corporation which states that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(6) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder (including Rule 14a-19, as applicable) with respect to the matters set forth in this Section 11 or Section 12 of Article II. For the avoidance of doubt, the obligation of a stockholder to update and/or supplement its notice as set forth in Section 11 or in any other Section of these Bylaws shall not be deemed to cure any defects in a notice existing as of the time required for giving such notice, extend any applicable deadlines under any provision of these Bylaws, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder, or under any other provision of the Bylaws, to amend or update a proposal or to submit any new proposal after the time required for giving notice, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Except as otherwise provided by applicable law, the chairman of the meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made in accordance with these Bylaws and if any proposed nomination or business is not in compliance, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of a definitive proxy statement on Schedule 14A by such stockholder or Stockholder Associated Person.

(7) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12. PROXY ACCESS.

(a) Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 12, the Corporation shall include in its form of proxy, proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Company Proxy Materials”), in addition to the names of any individuals nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Directors (each such individual being hereinafter referred to as a “Stockholder Nominee”) by a stockholder or group of no more than 20 stockholders that satisfies the requirements of this Section 12 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Stockholder”). For purposes of this Section 12, the “Required Information” is (A) the information provided to the secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Company Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Stockholder so elects, a written statement in support of the Stockholder Nominee’s candidacy, not to exceed 500 words, delivered to the secretary at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 12 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from the Company Proxy Materials any information or Statement (or portion thereof) that the Board of Directors determines (A) is materially false or misleading, (B) omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, (C) violates any applicable law, rule, regulation or listing standard or provision of the Charter or these Bylaws or (D) impugns the character, integrity or personal reputation of a person or makes charges concerning improper, illegal or immoral conduct or associations, in each case without factual foundation. For the avoidance of doubt, and any other provision of these Bylaws notwithstanding, nothing herein shall limit the Corporation’s right or ability to solicit against and include in Company Proxy Materials its own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(b) To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 12, an Eligible Stockholder must have Owned (as defined below) at least three percent of the shares of the common stock, $0.01 par value per share (the “Common Stock”), of the Corporation outstanding from time to time (the “Required Shares”) continuously for at least three years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is received by the secretary in accordance with this Section 12 and 5:00 p.m., Eastern Time, on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and must thereafter continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 12, an Eligible Stockholder shall be deemed to “Own” only those outstanding shares of Common Stock as to which the Eligible Stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in

(including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Stockholder or any of its Affiliates in any transaction that has not been settled or closed, including short sales, (B) borrowed by such Eligible Stockholder or any of its Affiliates for any purpose or purchased by such Eligible Stockholder or any of its Affiliates pursuant to an agreement to resell, (C) that are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such Eligible Stockholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash or other property based on the notional amount or value of shares of outstanding Common Stock, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its Affiliate’s full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering (or attempting to hedge, offset or alter) to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or its Affiliate or (D) for which the Eligible Stockholder or its Affiliate has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the Eligible Stockholder or its Affiliate and that expressly directs the proxy holder to vote at the direction of the Eligible Stockholder or its Affiliate. In addition, an Eligible Stockholder shall be deemed to “Own” shares of Common Stock held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the full right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares of Common Stock. An Eligible Stockholder’s Ownership of shares of Common Stock shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares provided that the Eligible Stockholder has the power to recall such loaned shares on three Business Days’ notice and has in fact unconditionally recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of stockholders (and any postponement or adjournment thereof). For purposes of this Section 12, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether and how outstanding shares of Common Stock are “Owned” for these purposes shall be determined by the Board of Directors in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act.

(c) To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 12, an Eligible Stockholder must provide to the secretary, in proper form and within the times specified below, (i) a written notice expressly electing to have such Stockholder Nominee included in the Company Proxy Materials pursuant to this Section 12 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be received by the secretary at the principal executive office of the Corporation not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after the first anniversary of the date of the preceding year’s annual meeting, the Notice of Proxy Access Nomination to be timely must be so received by the secretary not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. For the purpose of this Section 12, the date of the 2024 annual meeting of stockholders shall be deemed to have been May 8, 2024 and the date the definitive proxy statement was first sent to stockholders in connection therewith shall be deemed to have been April 2, 2024. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.

(d) To be in proper form for purposes of this Section 12, the Notice of Proxy Access Nomination shall include the following information:

(i) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven Business Days prior to the date the Notice of Proxy Access Nomination is received by the secretary, the Eligible Stockholder Owns, and has Owned continuously for at least the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide (A) within five Business Days after the record date for the annual meeting of stockholders, written statements from the record holder or intermediaries between the record holder and the Eligible Stockholder verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through 5:00 p.m., Eastern Time, on the record date, together with a written statement by the Eligible Stockholder that such Eligible Stockholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 12;

(ii) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act certifying that it owns and continuously has owned the Required Shares for at least the Minimum Holding Period;

(iii) information and certifications that are the same as would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 11(a)(3) and (4) of Article II of these Bylaws (except for Section 11(a)(4)(ii)), including the written consent of the Stockholder Nominee to being named in the Company Proxy Materials as a nominee and to serving as a director if elected;

(iv) the written agreement of the Stockholder Nominee (A) if so requested, to meet in person with members of the Board of Directors and the Nominating and Sustainability Committee on reasonable notice by the Corporation of the time and place and (B) upon such Stockholder Nominee’s election as a director, to make such acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including, without limitation, agreeing to be bound by the Corporation’s code of conduct, insider trading policy, corporate governance guidelines, confidentiality and other similar policies and procedures;

(v) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders (or any postponement or adjournment thereof) any individual other than the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 12, (C) has not engaged and will not engage in, and has not been and will not be a “participant,” within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, in another person’s, “solicitation,” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting (or any postponement or adjournment thereof) other than such Stockholder Nominee(s) or a nominee of the Board of Directors, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting (or any postponement or adjournment thereof), including, without limitation, Rule 14a-9 (or any successor provision) under the Exchange Act, (E) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) has not provided and will not provide any facts, statements or information in its communications with the Corporation and the stockholders that were not or will not be true and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading;

(vi) a written undertaking that the Eligible Stockholder (A) assumes all liability arising out of any legal or regulatory violation arising out of any communication with the stockholders by the Eligible Stockholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 12, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 12 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Company Proxy Materials pursuant to this Section 12, and (B) indemnifies and holds harmless the Corporation and each of its directors, officers, agents and employees against any liability, loss, damage or expense in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents or employees arising out of any nomination of a Stockholder Nominee or inclusion of such Stockholder Nominee in the Company Proxy Materials pursuant to this Section 12;

(vii) a written description of any compensatory, payment or other agreement, arrangement or understanding with any person or entity other than the Corporation under which the Stockholder Nominee is receiving or will receive compensation or payments directly related to service on the Board of Directors, together with a full and complete copy of any such agreement, arrangement or understanding if written; and

(viii) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

Each Stockholder Nominee and the Eligible Stockholder shall promptly furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such Stockholder Nominee to qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such Stockholder Nominee or (C) as may reasonably be required by the Corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.

(e) To be eligible to require the Corporation to include a Stockholder Nominee in the Company Proxy Materials pursuant to this Section 12, (i) an Eligible Stockholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Nomination pursuant to this Section 12 shall be true and complete as of the record date for the annual meeting of stockholders and as of the date that is 10 Business Days prior to such annual meeting (or any postponement or adjournment thereof), and (ii) such update and supplement (or a written notice stating that there is no such update or supplement) shall be received by the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the fifth Business Day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Eastern Time, on the eighth Business Day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting (or any postponement or adjournment thereof) (in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting (or any postponement or adjournment thereof)).

(f) In the event that any fact, statement or information provided by the Eligible Stockholder or a Stockholder Nominee to the Corporation or the stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), and in addition to the requirements of Section 12(e), the Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading, not later than two Business Days after becoming aware of the defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 12.

(g) Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 12 that requires the Eligible Stockholder to provide any written statement, representation, undertaking, agreement or other instrument or to comply with any other requirement or condition shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other requirements or conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall be deemed a violation by the entire group. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders. In determining the aggregate number of stockholders in a group, two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 12, a Qualifying Fund Family whose stock Ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the secretary such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders and entitled to be included in the Company Proxy Materials with respect to an annual meeting of stockholders shall be the greater of (i) 20% of the number of directors up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 12 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below such percentage or (ii) two; provided that the maximum number of Stockholder Nominees entitled to be included in the Company Proxy Materials with respect to a forthcoming annual meeting of stockholders shall be reduced by the number of individuals who were elected as directors at the immediately preceding or second preceding annual meeting of stockholders after inclusion in the Company Proxy Materials pursuant to this Section 12 and whom the Board of Directors nominates for re-election at such forthcoming annual meeting of stockholders. In the event that one or more vacancies for any reason occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors elects to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 12 shall be calculated based on the number of directors as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the Company Proxy Materials pursuant to this Section 12 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees for purposes of determining the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 12. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Company Proxy Materials pursuant to this Section 12 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees be selected for inclusion in the Company Proxy Materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the maximum number of Stockholder Nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 12(h) and include such ranking in the Notice of Proxy Access Nomination hereunder. In the event the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the maximum number of nominees eligible for inclusion in the Company Proxy Materials pursuant to this Section 12(h), the highest-ranking Stockholder Nominee from each Eligible Stockholder pursuant to the preceding sentence shall be selected for inclusion in the Company Proxy Materials until the maximum number of Stockholder Nominees is reached, proceeding in order of the number of shares of Common Stock (largest to smallest) disclosed as Owned by each Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the secretary. If the maximum number is not reached after the highest-ranking Stockholder Nominee from each Eligible Stockholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Stockholder Nominees so selected in accordance with this Section 12(h) shall be the only Stockholder Nominees entitled to be included in the Company Proxy Materials and, following such selection, if the Stockholder Nominees so selected are not included in the Company Proxy Materials or are not submitted for election for any reason (other than the failure of the Corporation to comply with this Section 12), no other Stockholder Nominees shall be included in the Company Proxy Materials pursuant to this Section 12.

(i) The Corporation shall not be required to include, pursuant to this Section 12, a Stockholder Nominee in the Company Proxy Materials for any annual meeting of stockholders (i) for which meeting the secretary of the Corporation receives a notice (whether or not subsequently withdrawn) that the Eligible Stockholder or any other stockholder has nominated one or more individuals for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 11 of Article II of these Bylaws, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant,” within the meaning of Instruction 3 to Item 4 of Schedule 14A under the Exchange Act, in another person’s, “solicitation,” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (iii) if such Stockholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed), (iv) if such Stockholder Nominee is or becomes a party to any agreement by which the Stockholder Nominee agrees or commits to vote a certain way on certain matters, (v) if the election of such Stockholder Nominee as a director would cause the Corporation to fail to comply with these Bylaws, the Charter, the rules and listing standards of any national securities exchange on which any securities of the Corporation are listed, or any applicable state or federal law, rule or regulation, (vi) if such Stockholder Nominee is or has been, within the past three years, a director, officer, employee or consultant of a competitor (meaning any entity that provides products or services that compete with or are alternatives to the principal products or services provided by the Corporation or its affiliates), (vii) if such Stockholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past 10 years, (viii) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act, as amended (the “Securities Act”), (ix) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee provides any fact, statement or information to the Corporation or the stockholders required or requested pursuant to this Section 12 that is not true and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible Stockholder or Stockholder Nominee pursuant to this Section 12 or (x) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee fails to comply with any of its obligations pursuant to this Section 12, in each instance as determined by the Board of Directors in its sole discretion.

(j) The Board of Directors shall have the power and authority to interpret this Section 12 and to make any and all determinations necessary or advisable to apply this Section 12 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Notice of Proxy Access Nomination complies with this Section 12 and has otherwise met the requirements of this Section 12, (iii) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 12, and (iv) whether any and all requirements of this Section 12 have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners). Notwithstanding anything to the contrary set forth herein, the Board of Directors or the chairman of the meeting shall declare a nomination by an Eligible Stockholder to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Eligible Stockholder, or a qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination of the Stockholder Nominee(s) included in the Company Proxy Materials pursuant to this Section 12.

(k) Any Stockholder Nominee who is included in the Company Proxy Materials for an annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election to the Board of Directors or is not elected and received the affirmative vote of less than 25% of the votes entitled to be cast in the election of directors at such annual meeting, will be ineligible for inclusion in the Company Proxy Materials as a Stockholder Nominee pursuant to this Section 12 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 12(k) shall not prevent any stockholder from nominating any individual to the Board of Directors pursuant to and in accordance with Section 11 of Article II of these Bylaws.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”), or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 13 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

Section 14. RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose, including, without limitation, for the purpose of determining stockholders entitled to request a special meeting of stockholders. Such record date, in any case, shall not be prior to 5:00 p.m., Eastern Time, on the day the record date is fixed and shall not be more than 90 days and, in the case of a meeting of stockholders, not less than 10 days, before the date on which the meeting or particular action requiring such determining of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been set as provided in this Section 14, such record date shall continue to apply to the meeting if postponed or adjourned, except if the meeting is postponed or adjourned to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2. NUMBER, TENURE AND RESIGNATION. A majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering a resignation to the Board of Directors, the chairman of the Board of Directors or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at such director’s business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or such director’s agent is personally given such notice in a telephone call to which the director or such director’s agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a specified group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the chief executive officer, shall act as chairman of the meeting. Even if present at the meeting, such director may designate another director to act as chairman of the meeting. In the absence of both the chairman of the Board of Directors and chief executive officer, the lead independent director, if one, or, in the absence of all such individuals, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in the secretary’s absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. MEETINGS BY REMOTE COMMUNICATION. Directors may participate in a meeting of the Board of Directors by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may, by resolution of the Board of Directors, be allowed such compensation for their services as the Board of Directors may determine, and additional compensation may be allowed to directors for special services rendered.

Section 12. RELIANCE. Each director and officer of the Corporation shall, in the performance of such director’s or officer’s duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 13. RATIFICATION. The Board of Directors or the stockholders may ratify any act, omission, failure to act or determination made not to act (an “Act”) by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the Act and, if so ratified, such Act shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any Act questioned in any proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned Act.

Section 14. CHAIRMAN OF THE BOARD. The Board of Directors, in its discretion, may elect a chairman of the Board of Directors. The chairman of the Board of Directors, if one is elected, shall be chosen from among the members of the Board of Directors. The chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. EXECUTIVE COMMITTEE. The Board of Directors may create an executive committee of two or more directors, the members of which shall be elected by the Board of Directors to serve at the pleasure of the Board of Directors. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating the executive committee, and except as prohibited by law, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors, other than that of filling vacancies on the Board of Directors or on any committee of the Board of Directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action. Vacancies in the executive committee shall be filled by the Board of Directors, and the Board of Directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

Section 2. MEETINGS OF EXECUTIVE COMMITTEE. Subject to the provisions of these Bylaws, the executive committee may fix its own rules of procedure and meet as provided by such rules, by resolutions of the Board of Directors or as determined by members of the committee, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 5 of Article III relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act by unanimous consent of the members of the committee, without a meeting.

Section 3. OTHER COMMITTEES AND SUBCOMMITTEES. The Board of Directors may by resolution provide for such other standing or special committees and subcommittees consisting of one or more directors as it deems desirable, and discontinue the same at its pleasure. Each such committee or subcommittee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Action may be taken by any such committee or subcommittee without a meeting by a writing or writings signed by all of its members. Any such committee or subcommittee may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it. A majority of the members of any such committee or subcommittee shall be necessary to constitute a quorum. Vacancies in such committees and subcommittees shall be filled by the Board of Directors, and the directors may appoint one or more directors as alternate members of any such committee or subcommittee who may take the place of any absent member or members at any meeting.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The Board of Directors shall elect a president, a secretary and a treasurer and may, in its discretion, elect a chief executive officer and/or such number of vice presidents as the Board of Directors may from time to time determine. The Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers need not be chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person.

Section 2. TERM OF OFFICE. The officers of the Corporation shall serve at the pleasure of the Board of Directors. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.

Section 3. PRESIDENT; CHIEF EXECUTIVE OFFICER. The president shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of the chairman of the Board of Directors, or if a chairman of the Board of Directors shall not have been elected, the president shall preside at meetings of the Board of Directors. He or she shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his or her signature; and shall have all the powers and duties prescribed by the MGCL and such others as the Board of Directors may from time to time assign to him or her. The chief executive officer, if one is elected, shall have all the powers granted by these Bylaws to the president and the president shall, subject to the powers of supervision and control conferred upon the chief executive officer, have such duties and powers as assigned to him or her by the Board of Directors or the chief executive officer.

Section 4. SECRETARY. The secretary shall keep minutes of all the proceedings of the stockholders and Board of Directors and shall make proper record of the same, which shall be attested by him or her; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be signed by the Corporation which require his or her signature; shall give notice of meetings of stockholders and directors; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors or the president.

Section 5. TREASURER. The treasurer shall have general supervision of all finances; he or she shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He or she shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his or her term of office shall turn over to his or her successor or to the Board of Directors all property, books, papers and money of the Corporation in his or her hands; and shall have such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or the president.

Section 6. VICE PRESIDENTS. The vice presidents, if any are to be elected, shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his or her absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the Board of Directors) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

Section 7. ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall serve at the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe their authority and duties.

Section 8. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the Corporation, or for any other reason the Board of Directors or such officer may deem sufficient, the Board of Directors or such officer may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer or to any director.

ARTICLE VI

CERTIFICATES FOR SHARES; UNCERTIFICATED SHARES

Section 1. CERTIFICATES. Except as may be otherwise provided by the Board of Directors or any officer of the Corporation, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on, any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2. TRANSFER AND REGISTRATION OF SHARES. The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Charter or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.

Section 3. LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (a) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (b) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

Section 4. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon a certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

ARTICLE VII

FISCAL YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE VIII

SEAL

The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE X

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Section 1. GENERALLY. Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, shall be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL (other than any action asserting solely claims arising under federal securities laws), including, without limitation, (i) any derivative action or proceeding brought on behalf of the Corporation, other than any action asserting solely claims arising under federal securities laws, (ii) any claim, action or proceeding asserting a claim based on an alleged breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation or (iii) any claim, action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising under or pursuant to any provision of the MGCL, the Charter or these Bylaws, or (b) any other claim, action or proceeding asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. This Section 1 of Article X does not apply to any action or proceeding asserting solely claims arising under the Securities Act or the Exchange Act, or asserting solely any other claim for which the federal courts have exclusive jurisdiction.

Section 2. SECURITIES ACT OF 1933. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting solely a cause of action arising under the Securities Act.

ARTICLE XI

AMENDMENT OF BYLAWS

The Board of Directors is vested with the power to alter or repeal any provision of these Bylaws and to adopt new Bylaws. In addition, to the extent permitted by law, the stockholders may alter or repeal any provision of these Bylaws and adopt new Bylaw provisions if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of the votes entitled to be cast on the matter.

33